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                                                                     Exhibit 5.1

                          BROWN, WINICK, GRAVES, GROSS,
                       BASKERVILLE AND SCHOENEBAUM, P.L.C.
                                ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000    Richard W. Baskerville  Sean P. Moore          Brian P. Rickert      Patents and Trademarks
DES MOINES, IOWA  50309-2510    Bruce Graves            Nancy S. Boyd          Valerie D. Bandstra      G. Brian Pingel
                                Steven C. Schoenebaum   James L. Pray          Alexander M. Johnson     Camille L.
                                Harold N. Schneebeck    Brenton D. Soderstrum  James S. Niblock
TELEPHONE: (515) 242-2400       Paul D. Hietbrink       Michael D. Treinen     Ann Holden Kendell
FACSIMILE: (515) 283-0231       William C. Brown        Scott L. Long          Rebecca A. Brommel
                                Richard K. Updegraff    Ronni F. Begleiter     Kelly K. Helwig
                                Paul E. Carey           Miranda L. Hughes      Mark E. Roth
URL: www.ialawyers.com          Douglas E. Gross        Kelly D. Hamborg       Tina R. Thompson
                                John D. Hunter          William E. Hanigan     Brian M. Green
                                James H. Gilliam        Mary A. Ericson        Dustin D. Smith       Of Counsel:
                                Robert D. Andeweg       Barbara B. Burnett     Adam W. Jones            Marvin Winick
                                Alice Eastman Helle     Michael J. Green       Catherine C. Cownie
Offices in:                     Michael R. Blaser       Michael A. Dee         Erick D. Prohs
  West Des Moines, Iowa         Thomas D. Johnson       Danielle Dixon Smid    Laura N. Martino
  Pella, Iowa                   Christopher R. Sackett  Deborah J. Schmudlach  Amy R. Piepmeier      Walter R. Brow (1921-2000)

                                                        WRITER'S DIRECT DIAL NO.
                                                             (515) 242-2459
                                                         WRITER'S E-MAIL ADDRESS
                                                         bandstra@ialawyers.com

                                  July 22, 2005

Board of Directors
Siouxland Ethanol, LLC
110 East Elk Street
Jackson, NE 68743

Re: 2005 Registration Statement on Form SB-2

Dear Directors:

In connection with the proposed offer and sale of up to 4,600 units of the membership interests (the "Membership Units") of Siouxland Ethanol, LLC (the "Company"), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

      1.    The Company's Articles of Organization;

      2.    The Company's Amended and Restated Operating Agreement;

      3. The Company's resolutions of the Board of Directors authorizing the issuance of units; and

      4. The Company's Registration Statement, as filed by Siouxland Ethanol, LLC on March 21, 2005 and Pre-Effective Amendments Numbers 1 - 3 as filed with the United States Securities and Exchange Commission.

In rendering our opinions, with the consent of the Company, we have relied upon:
(i) the representations of the Company and other representatives as set forth in the aforementioned documents as to those factual matters that we were unable to ascertain ourselves; and (ii) certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.

March 21, 2005
Page 2

We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law. We have confirmed that no attorney in this office who has provided legal services within the past six months has notice or knowledge of any misstatements or inaccuracies in the representations upon which we have relied.

The opinions expressed herein shall be effective only as of the date of this opinion letter. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.

Based on our examination and inquiry, we are of the opinion that, the Membership Units will be validly issued, duly authorized, fully paid, and non-assessable when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), provided that the Registration Statement is effective.

                                             Very truly yours,

                                             /s/ Valerie D. Bandstra

                                             Valerie D. Bandstra